UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 7, 2026

PARK AEROSPACE CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1400 Old Country Road, Westbury	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code         (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.10 per share	PKE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 7, 2026, Park Aerospace Corp. terminated the employment of Cory Nickel, Senior Vice President and General Manager of the Company, effective immediately.

Also on July 7, 2026, the Company appointed John Jamieson, age 65, as Senior Vice President and General Manager of the Company, effective immediately. Mr. Jamieson has served as Senior Vice President of Project Management of the Company since July 30, 2024. Prior to rejoining the Company, Mr. Jamieson served as Chief Operating Officer of Active Dynamics Group from 2018 to 2022. Prior to that, Mr. Jamieson served as Vice President of Supply Chain of the Company from 2014 to 2018. Prior to that, Mr. Jamieson served as General Manager of Active Metals Company from 2012 to 2013 and Vice President of Global Manufacturing and Engineering of Sanmina Corporation from 2003 to 2012. Mr. Jamieson received a Bachelor’s Degree in Mechanical Engineering from James Watt College in the United Kingdom.

In connection with Mr. Jamieson’s election as Senior Vice President and General Manager, the Board approved an increase in Mr. Jamieson’s annual base salary from $193,000 to $205,000, effective July 13, 2026. There are no family relationships between Mr. Jamieson and any director or executive officer of the Company. Mr. Jamieson does not have a direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK AEROSPACE CORP.

Date: July 9, 2026	By:	/s/ Constantine Petropoulos
	Name:	Constantine Petropoulos
	Title:	Senior Vice President – Chief Legal and Capital Markets Officer